Exhibit 99.1

Nutanix Reports First Quarter Fiscal 2022 Financial Results

Delivers 33% YoY ACV Billings Growth and 21% YoY Revenue Growth

Drives Outperformance Across All Guided Metrics With Continued Execution on Hybrid Multicloud Vision

SAN JOSE, Calif.--(BUSINESS WIRE)--November 23, 2021--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its first quarter ended October 31, 2021.

“Our first quarter was a good start to our fiscal year, demonstrating strong year-over-year top and bottom-line improvement,” said Rajiv Ramaswami, President and CEO of Nutanix. “We continued to execute towards our targets of free cash flow break-even in the second half of calendar 2022 and a 25 percent-plus ACV billings CAGR through fiscal 2025.”

“In our first quarter, we achieved record ACV billings, which grew 33 percent year-over-year, and saw 21 percent year-over-year revenue growth, our highest growth in over three years,” said Duston Williams, CFO of Nutanix. “With the continued progress we’ve made on our subscription model, we believe it’s now appropriate to provide annual guidance. Additionally, having gained a better understanding of potential fluctuations in our average contract term lengths, we are guiding to revenue, on both a quarterly and annual basis.”

First Quarter Fiscal 2022 Financial Summary

	Q1 FY’22	Q1 FY’21	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$183.3 million	$137.8 million	33%
Annual Recurring Revenue (ARR)[2]	$952.6 million	$569.5 million	67%
Run-rate Annual Contract Value (ACV)[3]	$1.59 billion	$1.29 billion	23%
Average Contract Term[4]	3.1 years	3.5 years	(0.4) year
Revenue[5]	$378.5 million	$312.8 million	21%
GAAP Gross Margin	78.5%	78.3%	20 bps
Non-GAAP Gross Margin	82.1%	81.9%	20 bps
GAAP Operating Expenses	$434.3 million	$426.9 million	2%
Non-GAAP Operating Expenses	$352.6 million	$341.2 million	3%
Free Cash Flow	$(1.9) million	$(16.3) million	$14.4 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Formed Strategic Partnership with Citrix to Power the Future of Work: Nutanix and Citrix announced a strategic partnership to provide secure, on-demand, and elastic access to apps, desktops, and data from any device, in any location, at any scale through Nutanix hyperconverged infrastructure (HCI) and hybrid multicloud deployments of Citrix DaaS and Virtual Apps and Desktops services.
  Received Recognition from Gartner for Both Core and Emerging Products6: Nutanix was named as a leader in Gartner, Inc.’s Magic Quadrant for Hyperconverged Infrastructure for the fifth time in a row. Nutanix was also named for the first time in Gartner’s October 2021 Gartner Magic Quadrant for Distributed Files and Objects Storage as a Visionary.
  Appointed Dominick Delfino as Chief Revenue Officer: Nutanix announced that it appointed Dominick Delfino to lead the Company’s worldwide sales organization, including sales engineering, sales operations, inside sales, OEM sales, and channel sales, effective December 6, 2021. Mr. Delfino brings more than 20 years of global sales experience, having led software sales and system engineering teams at multiple technology and software companies.
  Appointed Anja Hamilton as Chief People Officer: Nutanix announced that it named Anja Hamilton as Chief People Officer, effective January 4, 2022. She will be responsible for the Company’s global people strategy and operations as Nutanix continues to attract, support and retain top talent. Rukmini Sivaraman, Chief People Officer and SVP of Strategic Finance, will transition to SVP of Finance and Planning and report to Chief Financial Officer, Duston Williams.
  Hosted .NEXT Digital Experience: Nutanix hosted its signature customer event where it saw a record number of new Nutanix professional certifications and viewership of keynotes and breakout sessions.
  Announced New Capabilities for Nutanix’s Cloud Platform: Nutanix launched AOS 6.0 with new integrated, zero-trust security, disaster recovery and virtual networking innovations. The Company also introduced new capabilities that make it easier for customers to simplify data management and optimize database and big data workload performance on the Nutanix Cloud Platform.

Second Quarter Fiscal 2022 Outlook

ACV Billings	$195 - $200 million
Revenue	$400 - $410 million
Non-GAAP Gross Margin	Approximately 82% to 82.5%
Non-GAAP Operating Expenses	$360 - $365 million
Weighted Average Shares Outstanding	Approximately 218 million

Fiscal 2022 Outlook

ACV Billings	$740 - $750 million
Revenue	$1.615 - $1.630 billion
Non-GAAP Gross Margin	Approximately 82%
Non-GAAP Operating Expenses	$1.48 - $1.49 billion

Supplementary materials to this press release, including our first quarter fiscal 2022 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s first quarter fiscal 2022 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. To listen to the call via telephone, dial 1-833-227-5841 from within the United States or 1-647-689-4068 from outside the United States. The conference ID is 3340038. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on our Investor Relations website. A telephonic replay will be available for one week and can be accessed by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 3340038.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period. ACV Billings is the sum of New ACV Billings and Renewals ACV Billings.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, the Company assumes that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which the Company would recognize revenue for such contract.

3Run-rate ACV, at the end of any period, is the sum of ACV for all contracts that are in effect as of the end of that period. For the purposes of this calculation, the Company assumes that the contract term begins on the date a contract is booked, irrespective of the periods in which the Company would recognize revenue for such contract.

4Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

5Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

6Gartner, Magic Quadrant for Hyperconverged Infrastructure Software, Jeffrey Hewitt, Philip Dawson, Julia Palmer, Tony Harvey, 17 November, 2021. Gartner, Magic Quadrant for Distributed File Systems and Object Storage, Julia Palmer, Jerry Rozeman, Chandra Mukhyala, Jeff Vogel, 1 October, 2021.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, subscription revenue, subscription billings, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Run-rate Annual Contract Value (or Run-rate ACV). In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment of operating lease-related assets, the change in fair value of the derivative liability, the amortization of the debt discount and issuance costs, non-cash interest expense, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Subscription revenue and subscription billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. ACV Billings and Run-rate ACV are performance measures that we believe provide useful information to our management and investors as they allow us to better track the topline growth of our business during our transition to a subscription-based business model because they take into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash provided by (used in) operating activities, respectively; subscription revenue is not a substitute for total revenue; and subscription billings is not a substitute for subscription revenue. There is no GAAP measure that is comparable to ACV Billings, ARR, or Run-rate ACV, so we have not reconciled the ACV Billings, ARR, or Run-rate ACV numbers included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By (Used In) Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook (including our growth plan and vision of making clouds invisible) as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results (including our second quarter fiscal 2022 outlook, our fiscal 2022 outlook, and our continued execution towards our targets of free cash flow break-even in the second half of calendar 2022 and a 25 percent-plus ACV billings CAGR through fiscal 2025); our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof; and our guidance on estimated ACV Billings, non-GAAP gross margin, non-GAAP operating expenses, and weighted average shares outstanding for any future fiscal periods.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in our current and future business model transitions; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021, filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2021 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2021	October 31, 2021
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$285,723	$350,985
Short-term investments	928,006	925,116
Accounts receivable, net	180,781	116,944
Deferred commissions—current	110,935	110,468
Prepaid expenses and other current assets	56,816	48,882
Total current assets	1,562,261	1,552,395
Property and equipment, net	131,621	120,596
Operating lease right-of-use assets	105,903	100,665
Deferred commissions—non-current	232,485	239,177
Intangible assets, net	32,012	27,885
Goodwill	185,260	185,260
Other assets—non-current	27,954	28,588
Total assets	$2,277,496	$2,254,566
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$47,056	$43,184
Accrued compensation and benefits	162,337	122,372
Accrued expenses and other current liabilities	39,404	33,509
Deferred revenue—current	636,421	662,501
Operating lease liabilities—current	42,670	43,221
Total current liabilities	927,888	904,787
Deferred revenue—non-current	676,502	670,833
Operating lease liabilities—non-current	86,599	77,675
Convertible senior notes, net	1,055,694	1,261,656
Derivative liability	500,175	—
Other liabilities—non-current	42,679	38,354
Total liabilities	3,289,537	2,953,305
Stockholders’ deficit:
Common stock	5	5
Additional paid-in capital	2,615,317	3,292,255
Accumulated other comprehensive income	(8)	(659)
Accumulated deficit	(3,627,355)	(3,990,340)
Total stockholders’ deficit	(1,012,041)	(698,739)
Total liabilities and stockholders’ deficit	$2,277,496	$2,254,566

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended October 31,
	2020	2021
	(in thousands, except per share data)
Revenue:
Product	$155,752	$180,105
Support, entitlements and other services	157,002	198,412
Total revenue	312,754	378,517
Cost of revenue:
Product (1)(2)	12,814	14,221
Support, entitlements and other services (1)	55,145	67,225
Total cost of revenue	67,959	81,446
Gross profit	244,795	297,071
Operating expenses:
Sales and marketing (1)(2)	257,290	250,033
Research and development (1)	135,804	144,266
General and administrative (1)	33,774	40,028
Total operating expenses	426,868	434,327
Loss from operations	(182,073)	(137,256)
Other expense, net	(78,732)	(278,549)
Loss before provision for income taxes	(260,805)	(415,805)
Provision for income taxes	4,243	4,047
Net loss	$(265,048)	$(419,852)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(1.31)	$(1.95)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	203,095	215,499
_______________________ (1) Includes the following stock-based compensation expense:
	Three Months Ended October 31,
	2020	2021
	(in thousands)
Product cost of revenue	$1,504	$1,751
Support, entitlements and other services cost of revenue	5,761	8,451
Sales and marketing	32,227	29,132
Research and development	37,887	38,479
General and administrative	11,819	12,734
Total stock-based compensation expense	$89,198	$90,547

(2) Includes the following amortization of intangible assets:
	Three Months Ended October 31,
	2020	2021
	(in thousands)
Product cost of revenue	$3,694	$3,476
Sales and marketing	651	651
Total amortization of intangible assets	$4,345	$4,127

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended October 31,
	2020	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(265,048)	$(419,852)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	23,499	23,291
Stock-based compensation	89,198	90,547
Change in fair value of derivative liability	64,740	198,038
Loss on debt extinguishment	—	64,910
Amortization of debt discount and issuance costs	11,708	9,831
Operating lease cost, net of accretion	8,347	9,189
Impairment of lease-related assets	2,822	—
Non-cash interest expense	1,952	4,773
Other	1,671	3,072
Changes in operating assets and liabilities:
Accounts receivable, net	60,094	64,740
Deferred commissions	(28,230)	(6,225)
Prepaid expenses and other assets	6,222	6,751
Accounts payable	(4,075)	(3,139)
Accrued compensation and benefits	10,041	(39,965)
Accrued expenses and other liabilities	(1,238)	(6,207)
Operating leases, net	(7,970)	(12,323)
Deferred revenue	22,194	19,508
Net cash (used in) provided by operating activities	(4,073)	6,939
Cash flows from investing activities:
Maturities of investments	97,578	272,024
Purchases of investments	(513,998)	(290,050)
Sales of investments	—	17,999
Purchases of property and equipment	(12,252)	(8,844)
Net cash used in investing activities	(428,672)	(8,871)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	19,600	30,139
Payments of debt extinguishment costs	—	(14,709)
Proceeds from unwinding of convertible note hedges	—	39,880
Payments for unwinding of warrants	—	(18,390)
Proceeds from the issuance of convertible notes, net of issuance costs	723,757	89,128
Repurchases of common stock	(125,079)	(58,570)
Payment of finance lease obligations	—	(219)
Net cash provided by financing activities	618,278	67,259
Net increase in cash, cash equivalents and restricted cash	$185,533	$65,327
Cash, cash equivalents and restricted cash—beginning of period	321,991	288,873
Cash, cash equivalents and restricted cash—end of period	$507,524	$354,200
Restricted cash (1)	3,042	3,215
Cash and cash equivalents—end of period	$504,482	$350,985
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,050	$6,181
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$2,948	$12,099
Finance lease liabilities arising from obtaining right-of-use assets	$—	$7,857
Convertible senior notes offering costs included in accrued liabilities	$—	$700
_______________________ (1) Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended October 31,
	2020	2021
	(in thousands)
Total revenue	$312,754	$378,517
Change in deferred revenue	22,194	19,508
Total billings	$334,948	$398,025

Disaggregation of Revenue and Billings (Unaudited)

	Three Months Ended October 31,
	2020	2021
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$278,165	$337,901
Non-portable software revenue	20,043	14,337
Hardware revenue	729	2,163
Professional services revenue	13,817	24,116
Total revenue	$312,754	$378,517
Disaggregation of billings:
Subscription billings	$293,923	$359,323
Non-portable software billings	20,043	14,337
Hardware billings	729	2,163
Professional services billings	20,253	22,202
Total billings	$334,948	$398,025

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings, Annual Recurring Revenue and Run-rate Annual Contract Value (Unaudited)

	Three Months Ended October 31,
	2020	2021
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$137,831	$183,334
Annual Recurring Revenue (ARR)	$569,480	$952,638
Run-rate Annual Contract Value (Run-rate ACV)	$1,290,742	$1,589,682

Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings (Unaudited)

	Three Months Ended October 31,
	2020	2021
	(in thousands)
Subscription revenue	$278,165	$337,901
Change in subscription deferred revenue	15,758	21,422
Subscription billings	$293,923	$359,323

Professional services revenue	$13,817	$24,116
Change in professional services deferred revenue	6,436	(1,914)
Professional services billings	$20,253	$22,202

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months Ended October 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Three Months Ended October 31, 2021
	(in thousands, except percentages and per share data)
Gross profit	$297,071	$10,202	$3,476	$—	$—	$—	$—	$—	$310,749
Gross margin	78.5%	2.7%	0.9%	—	—	—	—	—	82.1%
Operating expenses:
Sales and marketing	250,033	(29,132)	(651)	—	—	—	—	—	220,250
Research and development	144,266	(38,479)	—	—	—	—	—	—	105,787
General and administrative	40,028	(12,734)	—	(705)	—	—	—	—	26,589
Total operating expenses	434,327	(80,345)	(651)	(705)	—	—	—	—	352,626
Loss from operations	(137,256)	90,547	4,127	705	—	—	—	—	(41,877)
Net loss	$(419,852)	$90,547	$4,127	$705	$198,038	$14,756	$64,911	$261	$(46,507)
Weighted shares outstanding, basic and diluted	215,499								215,499
Net loss per share, basic and diluted	$(1.95)	$0.42	$0.02	$-	$0.92	$0.07	$0.30	$-	$(0.22)
_______________________ (1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Other
(4) Change in fair value of derivative liability
(5) Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6) Loss on debt extinguishment
(7) Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months Ended October 31, 2020	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Three Months Ended October 31, 2020
	(in thousands, except percentages and per share data)
Gross profit	$244,795	$7,265	$3,694	$287	$—	$—	$—	$—	$256,041
Gross margin	78.3%	2.3%	1.2%	0.1%	—	—	—	—	81.9%
Operating expenses:
Sales and marketing	257,290	(32,227)	(651)	—	—	—	—	—	224,412
Research and development	135,804	(37,887)	—	(2,535)	—	—	—	—	95,382
General and administrative	33,774	(11,819)	—	—	(506)	—	—	—	21,449
Total operating expenses	426,868	(81,933)	(651)	(2,535)	(506)	—	—	—	341,243
Loss from operations	(182,073)	89,198	4,345	2,822	506	—	—	—	(85,202)
Net loss	$(265,048)	$89,198	$4,345	$2,822	$506	$64,740	$13,660	$393	$(89,384)
Weighted shares outstanding, basic and diluted	203,095								203,095
Net loss per share, basic and diluted	$(1.31)	$0.44	$0.02	$0.02	$-	$0.32	$0.07	$-	$(0.44)
_______________________ (1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Impairment of lease-related assets
(4) Other
(5) Change in fair value of derivative liability
(6) Amortization of debt discount and issuance costs and non-cash interest expense
(7) Income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash (Used in) Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended October 31,
	2020	2021
	(in thousands)
Net cash (used in) provided by operating activities	$(4,073)	$6,939
Purchases of property and equipment	(12,252)	(8,844)
Free cash flow	$(16,325)	$(1,905)

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com